Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. February 15, 2023 Preliminary Draft Subject to Review and Significant Revision Exhibit (c)(x)

Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers Variants @ $8/share (1/3)

	Pearl's Offers									Variant A Parity for Public / Baryte		
	Pearl's 1st Offer @ $7.50			Pearl's 2nd Offer @ $7.75			Pearl's 3rd Offer @ $7.90			Pearl delivers $8.00 for each share		
$mm / $ per share	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$694	$1,774	$2,468	$717	$1,833	$2,551	$731	$1,869	$2,600	$740	$1,893	$2,633
Number of Shares (mm)[1]	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.50	$7.50	$7.50	$7.75	$7.75	$7.75	$7.90	$7.90	$7.90	$8.00	$8.00	$8.00
Public's capture of Pearl's Bumps vs. $7.50			n/a			n/a			n/a			n/a
Premium to Today Close ($5.94)			26.3%			30.5%			33.0%			34.7%
Premium to 30 Day VWAP ($5.55)			35.1%			39.6%			42.3%			44.1%
Equity Value Components												
Shares Purchased at Cash Price	93	113	206	93	110	202	93	108	200	93	106	199
Cash Price	$7.50	$7.50	$7.50	$7.75	$7.75	$7.75	$7.90	$7.90	$7.90	$8.00	$8.00	
Cash Consideration	$694	$850	$1,544	$717	$850	$1,567	$731	$850	$1,581	$740	$850	$1,590
Shares Purchased at PFD Equity Price		57	57		55	55		54	54		53	53
PFD Equity Price		$7.50	$7.50		$7.75	$7.75		$7.90	$7.90		$8.00	
PFD Equity Consideration		$425	$425		$425	$425		$425	$425		$425	$425
Shares Rolled		67	67		72	72		75	75		77	77
Rollover Shares Price		$7.50	$7.50		$7.75	$7.75		$7.90	$7.90		$8.00	
Rollover Consideration		$499	$499		$558	$558		$594	$594		$618	$618
Baryte PF Equity % in MergeCo			7.4%			8.0%			8.3%			8.5%
Incremental Equity % Required to deliver Baryte $8.00			n/a			n/a			n/a			n/a
Required Sapphire TEV multiple % discount vs Diamond			n/a			n/a			n/a			n/a
TEV			$4,285			$4,367			$4,417			$4,450
TEV / 2022E EBITDA[2]			12.9x			13.1x			13.3x			13.4x
TEV / 2023E EBITDA[2]			11.6x			11.8x			11.9x			12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers and subsequent counters
(1) Shares outstanding per Pearl S&U draft document
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

EVERCORE

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Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers Variants @ $8/share (2/3)

$mm / $ per share	Pearl's Offers			$8.00 Offer								
	Pearl's Offers			Variant A Parity for Public / Baryte			Variant B Public receives premium to Baryte			Variant C Public receives premium to Baryte, with optical cash parity for Baryte		
	Pearl's 1st Offer @ $7.50			Pearl delivers $8.00 for each share			Public receives $9.28 - Baryte receives blended $7.50, incl. cash component $7.50			Public receives $9.28 - Baryte receives blended $7.50, incl. cash component $9.28		
	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$694	$1,774	$2,468	$740	$1,893	$2,633	$859	$1,774	$2,633	$859	$1,774	$2,633
Number of Shares (mm) [(1)]	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.50	$7.50	$7.50	$8.00	$8.00	$8.00	$9.28	$7.50	$8.00	$9.28	$7.50	$8.00
Public's capture of Pearl's Bumps vs. $7.50			n/a			n/a	100.0%			100.0%		
Premium to Today Close ($5.94)			26.3%			34.7%	56.2%	26.3%	34.7%	56.2%	26.3%	34.7%
Premium to 30 Day VWAP ($5.55)			35.1%			44.1%	67.2%	35.1%	44.1%	67.2%	35.1%	44.1%
Equity Value Components												
Shares Purchased at Cash Price	93	113	206	93	106	199	93	98	190	93	79	171
Cash Price	$7.50	$7.50	$7.50	$8.00	$8.00		$9.28	$7.50		$9.28	$9.28	
Cash Consideration	$694	$850	$1,544	$740	$850	$1,590	$859	$732	$1,590	$859	$732	$1,590
Shares Purchased at PFD Equity Price		57	57		53	53		57	57		64	64
PFD Equity Price		$7.50	$7.50		$8.00			$7.50			$6.61	
PFD Equity Consideration		$425	$425		$425	$425		$425	425		$425	425
Shares Rolled		67	67		77	77		82	82		93	93
Rollover Shares Price		$7.50	$7.50		$8.00			$7.50			$6.61	
Rollover Consideration		$499	$499		$618	$618		$618	618		$618	618
Baryte PF Equity % in MergeCo			7.4%			8.5%			8.5%			8.5%
Incremental Equity % Required to deliver Baryte $8.00			n/a			n/a			1.8%			1.8%
Required Sapphire TEV multiple % discount vs Diamond			n/a			n/a			(1.3%)			(1.3%)
TEV			$4,285			$4,450	$4,870	$4,285	$4,450	$4,870	$4,285	$4,450
TEV / 2022E EBITDA [(2)]			12.9x			13.4x	14.6x	12.9x	13.4x	14.6x	12.9x	13.4x
TEV / 2023E EBITDA [(2)]			11.6x			12.0x	13.1x	11.6x	12.0x	13.1x	11.6x	12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers and subsequent counters
(1) Shares outstanding per Pearl S&U draft document
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

EVERCORE

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Preliminary Draft Subject to Review and Significant Revision

Pearl's Offers Variants @ $8/share (3/3)

	Pearl's Offers			$8.00 Offer – Variant B-1 Public receives premium to Baryte			$8.00 Offer – Variant B-2 Public receives premium to Baryte			$8.00 Offer – Variant B-3 Public receives premium to Baryte		
	Pearl's 1st Offer @ $7.50			Public receives $8.75 - Baryte receives blended $7.71, incl. cash component $7.50			Public receives $9.00 - Baryte receives blended $7.61, incl. cash component $7.50			Public receives $9.25 - Baryte receives blended $7.51, incl. cash component $7.50		
$mm / $ per share	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total	To Public SH	To Baryte	Total
Equity Value	$694	$1,774	$2,468	$810	$1,823	$2,633	$833	$1,800	$2,633	$856	$1,777	$2,633
Number of Shares (mm) [(1)]	93	237	329	93	237	329	93	237	329	93	237	329
Total Package Offer Price / Share	$7.50	$7.50	$7.50	$8.75	$7.71	$8.00	$9.00	$7.61	$8.00	$9.25	$7.51	$8.00
Public's capture of Pearl's Bumps vs. $7.50			n/a	70.3%			84.4%			98.4%		
Premium to Today Close ($5.94)			26.3%	47.3%	29.7%	34.7%	51.5%	28.1%	34.7%	55.7%	26.4%	34.7%
Premium to 30 Day VWAP ($5.55)			35.1%	57.7%	38.9%	44.1%	62.2%	37.1%	44.1%	66.7%	35.3%	44.1%
Equity Value Components												
Shares Purchased at Cash Price	93	113	206	93	104	197	93	101	194	93	98	190
Cash Price	$7.50	$7.50	$7.50	$8.75	$7.50		$9.00	$7.50		$9.25	$7.50	
Cash Consideration	$694	$850	$1,544	$810	$781	$1,590	$833	$757	$1,590	$856	$734	$1,590
Shares Purchased at PFD Equity Price		57	57		54	54		55	55		57	57
PFD Equity Price		$7.50	$7.50		$7.87			$7.69			$7.52	
PFD Equity Consideration		$425	$425		$425	$425		$425	$425		$425	$425
Shares Rolled		67	67		78	78		80	80		82	82
Rollover Shares Price		$7.50	$7.50		$7.87			$7.69			$7.52	
Rollover Consideration		$499	$499		$618	$618		$618	$618		$618	$618
Baryte PF Equity % in MergeCo			7.4%			8.5%			8.5%			8.5%
Incremental Equity % Required to deliver Baryte $8.00			n/a			1.0%			1.4%			1.7%
Required Sapphire TEV multiple % discount vs Diamond			n/a			(1.3%)			(1.3%)			(1.3%)
TEV			$4,285	$4,696	$4,353	$4,450	$4,779	$4,321	$4,450	$4,861	$4,289	$4,450
TEV / 2022E EBITDA [(2)]			12.9x	14.1x	13.1x	13.4x	14.4x	13.0x	13.4x	14.6x	12.9x	13.4x
TEV / 2023E EBITDA [(2)]			11.6x	12.7x	11.8x	12.0x	12.9x	11.7x	12.0x	13.1x	11.6x	12.0x

Source: Company Management Forecast, Company Filings, Pearl's Offers and subsequent counters
(1) Shares outstanding per Pearl S&U draft document
(2) 2022E EBITDA of $332mm and 2023E EBITDA of $370mm as per Company Management Forecast

EVERCORE
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Preliminary Draft Subject to Review and Significant Revision Offer Variants Graphical Representation 4 499 558 594 618 618 618 618 425 425 425 425 425 425 425 850 850 850 850 781 757 734 1,774 1,833 1,869 1,893 1,823 1,800 1,777 $7.50 $7.75 $7.90 $8.00 $8.75 $9.00 $9.25 $ - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 0 500 1,000 1,500 2,000 2,500 3,000 $7.50 $7.75 $7.90 $8.00 B-1 B-2 B-3 Cash PFD Note Rollover Pearl Offer Price: Price Parity with Baryte Differential Equity Value Splits Price to Public ($) Bain Equity Package Build-Up ($mm) Source: Company Management Forecast, Company Filings, Pearl’s Offers and subsequent counters Price / Share to Public

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